UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
 _______________
Date of Report: February 29, 2024
(Date of earliest event reported)
 _______________
TENET HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
14201 Dallas Parkway
Dallas, TX 75254
(Address of principal executive offices, including zip code)
(469) 893-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	NYSE
6.875% Senior Notes due 2031	THC31	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.
On February 29, 2024, the Company issued a press release announcing the anticipated sale of two hospitals located in California (Sierra Vista Regional Medical Center and Twin Cities Community Hospital) and certain related operations (the “Divested Facilities”) for $550 million in cash (after-tax proceeds of approximately $450 million) (the “Transaction”). A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
For the year ended December 31, 2023, the two hospitals and related operations included in the sale generated revenues of approximately $337 million, pre-tax income of approximately $25 million and Adjusted EBITDA of approximately $38 million, excluding depreciation and amortization expense of approximately $13 million. The Company estimates recording a pre-tax book gain of approximately $275 million as a result of this anticipated transaction.
The information contained in this Item 7.01 and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.
On February 29, 2024, the Company and certain of its subsidiaries announced entering into a definitive agreement (the “Purchase Agreement”) for the sale of two hospitals located in California (Sierra Vista Regional Medical Center and Twin Cities Community Hospital) and certain related operations to Adventist Health (“Purchaser”). Subject to the terms and conditions in the Purchase Agreement, the Company has agreed to sell these hospitals for $550 million in cash (subject to customary purchase price adjustments, including working capital and other items). The Transaction is not subject to a financing contingency.
Under the Purchase Agreement, the Company's Conifer Health Solutions subsidiary will enter into a contract to provide revenue cycle services for Adventist Health.
The Purchase Agreement includes customary representations, warranties, covenants and termination provisions for each of the parties, as well as certain indemnities. The completion of the Transaction is subject to closing conditions, including but not limited to certain regulatory or governmental filings and approvals having been made or obtained, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. This transaction is anticipated to close in the spring of 2024.
Cautionary Statement
This report contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regards to developments related to COVID-19. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic, and other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2023 and other filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release issued on February 29, 2024
104	The cover page from the Company’s Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: February 29, 2024	By:	/s/ THOMAS ARNST
Name: Thomas Arnst
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary